UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ORBC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ORBCOMM Inc. (the “Company”) previously announced on April 5, 2019 that Constantine “Dean” Milcos had been appointed as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company. Mr. Milcos served as the Company’s Senior Vice President and Chief Accounting Officer since September 25, 2013 and also served as Interim Chief Financial Officer of the Company from May to September 2018.

On July 16, 2019, the Compensation Committee of the Company’s Board of Directors established Mr. Milcos’s 2019 compensation as Chief Financial Officer, which includes the following principal components:

(i)	an annual base salary of $280,000 effective as of April 1, 2019;

(ii)

a target annual cash bonus opportunity for fiscal 2019 of $157,500, representing 75% of his 2019 annual base salary, pro rated for the number of days in calendar year 2019 that he is expected to be employed by the Company, subject to achieving the same financial performance targets (and relative weighting of such performance targets as a percentage of the target annual cash bonus) for fiscal 2019 as the Company’s other senior executives established by the Compensation Committee with respect to fiscal 2019 described in the Company’s proxy statement for its 2019 annual meeting of stockholders.

(iii)	additional grants of equity based awards under the Company’s 2016 Long-Term Incentives Plan (the “Plan”) to be made on July 16, 2019 (the “Grant Date”) as follows:

(a)

an award of additional time-vested Restricted Stock Units (“Time-Vested RSUs”), effective as of the Grant Date, determined by dividing $96,750 by the Fair Market Value (as defined in the Plan) of the Company’s common stock on the Grant Date, and rounded down to the nearest whole number, which Time-Vested RSUs shall vest in their entirety on January 1, 2020;

(b)

an award of additional performance vested Restricted Stock Units (“Performance Vested RSUs”), effective as of the Grant Date, determined by dividing $96,750 by the Fair Market Value (as defined in the Plan) of the Company’s comomon stock on the Grant Date, and rounded down to the nearest whole number, which Performance Vested RSUs shall be subject to the same 2019 performance targets (and relative weighting of such performance targets as a percentage of the Performance Vested RSUs granted on the Grant Date) as for other senior executives established by the Compensation Committee as described in the Company’s proxy statement for its 2019 annual meeting of stockholders; and

(c)

a new award of Performance Units representing up to 41.25% of Mr. Milcos’s increased 2019 annual base salary and with the vesting schedule consistent with the Performance Unit awards of other senior executives of the Company for the fiscal 2019 to 2021 Performance Periods (except that for the 2019 Performance Period the amount of the Performance Unit award will be up to 11.25% of his 2019 annual base salary (representing a pro rated amount based on the number of days in calendar year 2019 he is expected to be employed by the Company) and for each of the 2020 and 2021 Performance Periods the amount of the Performance Unit award will be up to 15% of his 2019 annual base salary), which Performance Unit awards are subject to achievement of the vesting performance targets based on the Company’s stock price performance for the fiscal years 2019, 2020 and 2021 in the same manner for the Company’s other senior executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 19, 2019

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